EX-23
    6

CONSENT OF EXPERTS

EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57267, 333-57915, 333-60737, 333-64653, 333-68555, 333-81121 and 333-47848) of Moody’s Corporation (formerly known as The Dun & Bradstreet Corporation) of our report dated February 4, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York
March 22, 2002